                                                                EXHIBIT 10.19
                                January 21, 1997

Mr. Barry A. Kempa
1026 Andover
Northville, MI 48167

Dear Barry:

     In view of our recent conversations concerning your employment with LDM, we have outlined below the terms and conditions of your employment with LDM which will completely amend and supersede your previous employment agreement with Molmec in its entirety, as follows:

     1. Compensation. Your base compensation is $152,800 per year (as of today and subject to merit increases). You are entitled to participate in the benefit plans made available to LDM employees.

     2. Term. This Agreement is effective today and will continue for a period of two (2) years, unless your employment is terminated by you or by LDM for cause.

     3. Termination by You. In the event you terminate your employment voluntarily, for any reason, within the first six (6) months after the date of this Agreement, upon two (2) weeks prior written notice, LDM will pay you a lump sum (less applicable withholding and payroll taxes), equal to eighteen (18) months' base compensation (a minimum of $229,200) ("Severance Pay") as of that date, payable on or before the actual date of termination. In addition, LDM will provide you with Medical Insurance coverage for twelve (12) months after the date of termination.

     4. Termination for Cause. LDM may terminate your employment at any time for Cause. The term "Cause" means a termination of your employment by LDM due to dishonesty, embezzlement, conviction of a felony, or a breach by you of your fiduciary duty to LDM. Upon a termination of your employment for Cause, LDM shall have no further obligation to you.

     5. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter and supersedes all prior agreements or negotiations between the parties. This Agreement may be amended only in a writing signed by both parties.

Mr. Barry A. Kempa
January __, 1997
Page 2


     If you agree with the terms of this letter, please sign and return a copy of this letter (initialing the first page) to us for our files.

Dated:   1-21-97                                LDM TECHNOLOGIES, INC.

Accepted and Agreed to:                         By:
                                                   -----------------------



Barry A. Kempa
---------------------------                        -----------------------
Barry A. Kempa

Dated:  1/21/97
---------------------------                        -----------------------